Registration No.333-



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 J. BAKER, INC.
             (Exact name of Registrant as specified in Its Charter)

      Massachusetts                                      04-2866591
(State or other Jurisdiction of                        (IRS Employer
Incorporation or Organization)                       Identification No.)

                555 Turnpike Street, Canton, Massachusetts 02021
               (Address of Principal Executive Offices) (Zip Code)

                 Amended and Restated 1994 Equity Incentive Plan

             Amended and Restated Directors' 1992 Stock Option Plan

                        Non-Qualified Stock Option Grants
                            (Full title of the Plans)

                                ALAN I. WEINSTEIN
                                 J. Baker, Inc.
                               555 Turnpike Street
                           Canton, Massachusetts 02021
                     (Name and address of agent for service)

                                (781) 828-9300
      (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                               Amount to       Proposed maximum           Proposed maximum       Amount of
Title of Securities            be regis-       offering price             aggregate offering     registration
to be registered               tered (1)       per share                  price                  fee
----------------------         --------        -------------------        ----------             ---------

Common Stock, par              600,000         $10.875 (2)                $6,525,000 (2)        $1,925.00
value $.50 per share

Common Stock, par              100,000         $10.875 (2)                $1,087,500 (2)          $321.00
value $.50 per share

Common Stock, par              100,000           $1.00 (3)                  $100,000 (3)           $30.00
value $.50 per share

Common Stock, par               50,000           $8.63 (3)                  $431,500 (3)          $127.00
value $.50 per share

(1) The Registration Statement also covers such additional number of shares which may be issued as a result of anti-dilution adjustments. This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 6, 1995, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated December 15, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.

(2) Estimated solely for the purpose of determining the amount of the Registration fee pursuant to Rule 457(c) and (h) and is based upon the average of the high and low prices of the registrant's Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on July 22, 1998.

(3) Based upon the exercise price of the Non-Qualified Stock Option Grants, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART II
                                     -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     J. Baker, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission:

(a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended January 31, 1998.

(b) The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended May 2, 1998.

(c) The description of the Company's Common Stock $.50 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to
         Section 12(g) of the Securities Exchange Act of 1934, as amended, dated June 2, 1986, including any amendment or report filed for the purpose of updating such description.

         The description of the Company's Rights to purchase shares of the Company's Series A Junior Participating Cumulative Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, dated December 15, 1994, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

As permitted by applicable Massachusetts law, Article 6A of the Company's Restated Articles of Organization, as amended, provides, that the Company shall indemnify, except as limited by law or as otherwise provided in the Company's Articles of Organization, each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or by the Board of Directors of the Company against all liability fixed by a judgment, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency incurred by such person in connection with each such action, suit or proceeding in which such person is involved as a result of serving or having served the Company in such capacity or, at the request of the Company, as a director, officer, employer or other agent of any other organization. No indemnification will be provided under Article 6A to such a person with respect to a matter as to which it shall have been adjudicated in any such action, suit or proceeding that such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company. Also, in the event that any such action, suit or proceeding is compromised or settled so as to impose any liability or obligation upon such person or upon the Company, no indemnification shall be provided to such person with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the Company.

Article 6F of the Company's Restated Articles of Organization, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of the Director's duty as a director notwithstanding any provision of law imposing such liability; provided, however, that Article 6F also states that the Article shall not eliminate or limit any liability of a Director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Article 6F also provides that if the Massachusetts Business Corporation law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the company shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.



Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8.  Exhibits.

         The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits

4.1 Amended and Restated Articles of Organization of the Company, as filed with the Secretary of the Commonwealth of Massachusetts on September 26, 1990 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-K Report for the year ended February 2, 1991).

4.2 By-laws of the Company, as amended by the Board of Directors on September 11, 1990 (incorporated herein by reference to Exhibit 19.01 to the Company's Form 10-Q Report for the quarter ended November 3, 1990). 5 * Opinion of Mark T. Beaudouin, counsel to the Company, as to the legality of the securities being registered.

23.1* Consent of Mark T. Beaudouin (included in Exhibit 5).

23.2* Consent of KPMG Peat Marwick LLP.

24*  Power  of  Attorney  (included  on  signature  page  of  this  Registration
     Statement).
99.1*J. Baker,  Inc. Amended and Restated 1994 Equity Incentive Plan dated as of
     March 29, 1994.

99.2*J. Baker, Inc. Amended and Restated 1992 Directors' Stock Option Plan dated as of April 13, 1992.

99.3*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     James D. Lee, dated June 5, 1997.

99.4*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     Roger J. Osborne, dated June 5, 1997.

99.5*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     Stuart M. Glasser, dated September 15, 1997.

99.6*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     Stuart M. Glasser, dated September 15, 1997.

* Filed herewith

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                       (ii) To  reflect  in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts, on July 28, 1998.

                                    J. BAKER, INC.


                                    By:  /s/ Alan I. Weinstein
                                        Alan I. Weinstein
                                        President and Chief Executive Officer


                         POWER OF ATTORNEY AND SIGNATURES

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Alan I. Weinstein and Philip G. Rosenberg, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Capacity                            Date



/s/ Alan I. Weinstein                President, Chief                    July 28, 1998
Alan I. Weinstein                    Executive Officer and
                                     Director (Principal
                                     Executive Officer)


/s/ Philip G. Rosenberg              Executive Vice President,           July 28, 1998
Philip G. Rosenberg                  Chief Financial Officer and
                                     Treasurer (Principal Financial and
                                     Accounting Officer)


/s/ Sherman N. Baker                 Chairman of the Board               July 28, 1998
Sherman N. Baker                     of Directors


/s/ J. Christopher Clifford          Director                            July 28, 1998
J. Christopher Clifford


/s/ Douglas J. Kahn                  Director                            July 28, 1998
Douglas J. Kahn


/s/ Harold Leppo                     Director                            July 28, 1998
Harold Leppo


/s/ David Pulver                     Director                            July 28, 1998
David Pulver


/s/ Melvin M. Rosenblatt             Director                            July 28, 1998
Melvin M. Rosenblatt


/s/ Nancy Ryan                       Director                            July 28, 1998
Nancy Ryan


                                  EXHIBIT INDEX

Exhibit
Number               Description of Document

4.1 Amended and Restated Articles of Organization of the Company, as filed with the Secretary of the Commonwealth of Massachusetts on September 26, 1990 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-K Report for the year ended February 2, 1991).

4.2 By-laws of the Company, as amended by the Board of Directors on September 11, 1990 (incorporated herein by reference to Exhibit 19.01 to the Company's Form 10-Q Report for the quarter ended November 3, 1990).

5* Opinion of Mark T. Beaudouin, counsel to the Company, as to the legality of the securities being registered, attached.

23.1* Consent of Mark T. Beaudouin (included in Exhibit 5), attached.

23.2* Consent of KPMG Peat Marwick LLP, attached.

24  * Power of Attorney  (included  on signature  page of this  Registration
      Statement), attached.

99.1*J. Baker,  Inc. Amended and Restated 1994 Equity Incentive Plan dated as of
     March 29, 1994, attached.

99.2*J. Baker, Inc. Amended and Restated 1992 Directors' Stock Option Plan dated as of April 13, 1992, attached.

99.3*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     James D. Lee, dated June 5, 1997, attached.

99.4*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     Roger J. Osborne, dated June 5, 1997, attached.

99.5*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     Stuart M. Glasser, dated September 15, 1997, attached.

99.6*Non-Qualified  Stock  Option  Grant  Agreement  between J. Baker,  Inc. and
     Stuart M. Glasser, dated September 15, 1997, attached.


* Filed herewith